EXHIBIT 10.1

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
COVERING SECURITIES THAT HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Cliff Restricted Performance Share Unit Award
Fiscal 2011 — Overview

July 16, 2010

THIS OVERVIEW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MEMORANDUM TO PARTICIPANTS IN THE POLO RALPH LAUREN CORPORATION 1997 LONG-TERM STOCK INCENTIVE PLAN AND TO THE PLAN ITSELF. COPIES OF THE MEMORANDUM AND THE PLAN ARE AVAILABLE FROM YOUR HUMAN RESOURCES DEPARTMENT.

OVERVIEW

The Polo Ralph Lauren Corporation (the “Company”) 1997 Long-Term Stock Incentive Plan (the “Plan”) authorizes the Compensation Committee & Organizational Development Committee of the Board of Directors (the “Compensation Committee”) to grant equity awards to officers and other employees of the Company and its Subsidiaries, and Affiliates.

As determined by the Compensation Committee, the Company may grant one or more types of Restricted Performance Share Unit awards (RPSUs). This Overview describes one type of RPSU that has three-year cliff vesting (“Cliff RPSU”). This is referred to as “cliff” vesting since all units in a given Cliff RPSU award are eligible to vest at the same time.

A Cliff RPSU award provides a participant the opportunity to receive shares of the Company’s Class A Common Stock (traded on the New York Stock Exchange under the symbol RL) at a later date contingent upon achievement of performance goals over a specified period, generally three fiscal years, and contingent upon continued service with the Company.

AWARD OBJECTIVES

Objectives of RPSUs are to:

1. Motivate achievement of performance goals by linking equity-based compensation to Company results

2. Attract and retain individuals of superior talent

3. Enable individuals to participate in the long-term growth and financial success of the Company

PLAN ADMINISTRATION

The Company’s Human Resources Department administers the program and Merrill Lynch is the recordkeeper. Participants must have an open brokerage account at Merrill Lynch in order to facilitate distribution of shares of the Company’s Class A Common Stock upon the vesting of Cliff RPSUs. To open a brokerage account, or for questions regarding your account and account transactions, please contact Merrill Lynch at (609) 818-8908 or (877) 765-POLO (7656).

The Company’s Board of Directors reserves the right to amend, modify or terminate the Plan at any time. No such amendment to the Plan would adversely affect any Cliff RPSU awards then outstanding.

Nothing contained herein may be construed as creating a promise of future benefits or a binding contract with the Company. Further, an individual’s employment continues to be at will.

For questions regarding the Plan and its provisions, please contact Human Resources.

ELIGIBILITY FOR GRANT

Equity awards, including Cliff RPSU awards, may be granted annually to designated, key executives who have a significant impact on the strategic direction and business results of the Company, and who are actively employed on April 1 of the year when the grant is made.

Guidelines have been established for the number and type of equity awards that eligible participants may receive. The guidelines reflect a position’s scope, accountability and impact on the organization, and may also reflect changes in the value of the Company’s Class A Common Stock.

Please note that the guidelines do not constitute a guarantee that any specific individual will receive an equity award in any given year, or guarantee the type or the size of any grant, if a grant is made.

An eligible employee who receives a Below Expectations (B) or Unsatisfactory (U) rating on his or her annual performance appraisal is not eligible for an equity award in the fiscal year following that performance appraisal period.

STRUCTURE OF GRANTS AND PAYOUT SCHEDULE

The target number of units in a Cliff RPSU award is set at the grant date. Applicable Threshold, Target and Maximum levels of Company financial performance are established at the beginning of the performance period.

PERFORMANCE AND PAYOUT SCHEDULE

		% of Target
	% of Goal	Cliff RPSUs
Performance Level	Achieved	Vested

Threshold	70%	75%
Target	100%	100%
Maximum	110%	150%

No payout will be earned for performance below Threshold

Note: Cliff RPSU vesting is interpolated for performance between 70% — 110% of target

Once a Cliff RPSU award is granted, the performance measure(s), performance goals, vesting and payout schedule will not be modified during the term for that particular award. However, in determining performance against the goal, the Company’s results may be adjusted to exclude the effects of certain events and transactions as specified by the Compensation Committee at the time of grant. For any future awards, the Compensation Committee may change the performance measure(s), goals, vesting and payout schedule(s).

PERFORMANCE MEASURES FOR CLIFF VESTING

The Company’s performance measure(s) are set by the Compensation Committee at the time of grant from a list of performance criteria set forth in the Plan. Such measure(s) may include, for example, one or more of the following:

• Net Earnings or Net Income (before or after taxes)

• Basic or Diluted Earnings Per Share

• Net Operating Profit

• Net Revenue or Net Revenue Growth

• Gross Profit or Gross Profit Growth

• Return on Assets

• Other measures of economic value added or other “value creation” metrics

Fiscal 2011 Grant Performance Measure, Performance Levels and Vesting

The performance measure for fiscal 2011 Cliff RPSU awards is Cumulative Net Earnings for fiscal years 2011-2013. Vesting of Cliff RPSUs, and the distribution of the Company’s Class A Common Stock, will occur as soon as administratively practical following certification of achievement of the performance goals by the Compensation Committee. The vesting date typically occurs in June of each year, but may be earlier or later.

If Threshold or better performance is achieved, and the participant has had continuous service with the Company through the vesting date, shares of the Company’s Class A Common Stock will be distributed to participants upon the vesting of Cliff RPSUs. Upon vesting, the participant will own the shares and as a shareholder of the Company’s Class A Common Stock, will have voting rights and will receive dividends on such shares. Prior to the vesting date, dividends are not earned on Cliff RPSUs and the participant does not have voting rights. If performance is below Threshold at the end of the performance period, all Cliff RPSUs granted for that award will be forfeited.

Cliff RPSUs granted in fiscal 2011 are scheduled to vest after fiscal 2013, subject to the Company’s achievement of the cumulative performance goals specified, and the participant’s continuous service with the Company.

EXAMPLE OF PERFORMANCE LEVEL, VESTING AND PAYOUT

	# Cliff
	RPSUs	Performance	Performance	Vested	Year	# Shares
Year Granted	Granted	Period	Level(1)	Percentage(1)	Vested	Vested

FY09 (Aug ‘08)	1,000	Q2, Q3, Q4 FY09 FY10-FY11	110%	150%	FY12 (June ‘11)	1,500
FY10 (July ‘09)	1,000	FY10 - FY12	100%	100%	FY13 (June ‘12)	1,000
FY11 (July ‘10)	1,000	FY11 - FY13	70%	75%	FY14 (June ‘13)	750

(1)	Example is hypothetical and is not a forecast of future performance and payout percentages

In the U.S. and in many other jurisdictions, vesting of RPSUs and the delivery of shares of Class A Common Stock is a taxable event. When shares are distributed, a portion of the shares is withheld to satisfy withholding requirements, and the net shares are delivered to participants in their Merrill Lynch account.

VALUE OF RESTRICTED PERFORMANCE SHARE UNITS

If Threshold or better performance against the applicable goal is achieved, Cliff RPSUs can provide participants with ownership of the Company’s Class A Common Stock and offer the opportunity to recognize value in several ways:

•	Receive shares of RL Class A Common Stock without paying any exercise price

•	The number of Cliff RPSUs vesting can range from 75% (Threshold) to 150% (Maximum) of the target shares granted

•	Any increases in the Company’s Class A Common Stock price above the price on the grant date increases the value of the award

The example below illustrates the opportunity for gains in the value of the award at various Company Class A Common Stock prices.

EXAMPLE: POTENTIAL VALUE
Award of 1,000 Cliff RPSUs

		If Stock Price Reaches:
Value At:	# of Shares	$85	$95	$100	$110

Threshold Performance	750	$63,750	$71,250	$75,000	$82,500
Target Performance	1,000	$85,000	$95,000	$100,000	$110,000
Maximum Performance	1,500	$127,500	$142,500	$150,000	$165,000

Note:	Value is before tax and a portion of the shares will be withheld in satisfaction of withholding taxes Example is hypothetical and is not a forecast of growth in the Company’s Class A Common Stock price

SALE OF SHARES SUBSEQUENT TO DISTRIBUTION

Shares received from the vesting of a Cliff RPSU award may be sold subject to the Company’s trading restrictions as set forth in the Company’s Securities Trading policy beginning on page 8. In certain circumstances, certain Executive Officers may sell shares pursuant to Rule 144 or another applicable exemption under the U.S. Securities Act of 1933, as amended.

In the U.S. and in many other jurisdictions, sale of such shares after vesting has tax implications. Contact your financial advisor for important information about how a subsequent sale of shares impacts you.

Once Cliff RPSUs have vested and you receive shares of the Company’s Class A Common Stock from the vesting of a particular Cliff RPSU award, you retain all rights to those shares, regardless of employment status with the Company.

IF YOU LEAVE THE COMPANY

This chart explains what happens to your Cliff RPSUs if you leave Polo Ralph Lauren.

Event	Status of Awards

Retirement (at Age 65)	• In the case of retirement, disability or death, a pro-rated(1) target number of Cliff RPSUs will be determined
Early Retirement (Age 55 through age 64 with 7 or more years of service) Disability Death
•   These pro-rated Cliff RPSUs will vest at the end of the applicable performance period based on the actual degree of achievement. If performance against the cumulative performance goal does not reach the Threshold level, then the pro-rated Cliff RPSUs will be forfeited.

•   All remaining Cliff RPSUs are forfeited

Voluntary Resignation	• All unvested Cliff RPSUs are forfeited
Involuntary Termination (without cause)	• All unvested Cliff RPSUs are forfeited
Dismissal for Cause (as defined by the Company and if applicable, the participant’s employment agreement)	• All vested Cliff RPSUs not yet distributed into shares of the Company’s Class A Common Stock are forfeited • All unvested Cliff RPSUs are forfeited

(1)	The pro-rata portion will be determined by taking the number of months worked during the corresponding performance period, dividing it by the number of months in the performance period, and then multiplying the resulting decimal by the number of Cliff RPSUs granted for that performance period

SECURITIES TRADING POLICY

INSIDER TRADING

As provided in the Polo Ralph Lauren (The Company) Employee Handbook, employees are prohibited by law from buying or selling securities if an employee has or is aware of any material, non-public information about the Company and its subsidiaries. This is commonly referred to as “insider information.” Material, non-public information is any information that has not been disclosed to the public that could affect the price of Company Common Stock — either positively or negatively - or affect a person’s decision to buy, hold or sell securities. The prohibition on insider trading applies to all transactions in the Company’s securities, including cash exercises, cashless exercises of Stock Options and sales and purchases of the Company’s stock.

Examples of what might be considered “insider information” include but are not limited to the following:

•	Earnings or other financial information

•	Changes in dividend policy

•	Stock splits

•	Mergers and acquisitions

•	Major new contracts or product-line introductions

•	Litigation involving substantial amounts of money

•	Changes in management

These insider-trading rules are applicable to employees of Polo Ralph Lauren and its Subsidiaries and Affiliates, worldwide.

COMPANY BLACKOUT PERIODS

To avoid even the appearance of “insider trading,” our Company’s Securities Trading policy prohibits members of the Board of Directors, all employees and their “Related Parties” (as such term is defined in the Company’s Securities Trading Policy) from making trades involving stock of the Company during certain “blackout periods.” This prohibition covers buying or selling shares, including shares of Class A Common Stock received upon the vesting of Cliff RPSUs. These blackout periods generally begin two weeks before the end of each of our fiscal quarters and continue through one trading day after the Company issues its earnings release for the fiscal quarter or year just ended. If the earnings release is issued before the opening of the market on a trading day, trading may begin the next day. The blackout periods are announced at the start of each year. The Company may prohibit trading of the Company’s stock at any time it deems such trading to be inappropriate, even outside the regular blackout periods. Individuals who receive a specific notification prohibiting them from trading the Company’s stock should note that such notification takes precedence over pre-announced blackout periods. In addition, members of the Board of Directors, Officers (any employee who is a Vice President or above), and all employees in the Finance, Legal and Human Resources departments must clear all trades with the Corporate Counsel, whether they occur within a blackout period or not.

ADDITIONAL PROHIBITED TRANSACTIONS

Because we believe it is inappropriate for any Company personnel to engage in short-term or speculative transactions involving the Company’s Common Stock, it is Company policy that employees do not engage in any of the following activities with respect to the securities of the Company:

•	“In and out” trading in securities of the Company. Any Company stock purchased in the market must be held for a minimum of six months, and ideally longer. Note that the Securities and Exchange Commission (SEC) has a “short-swing profit recapture” rule that effectively prohibits Executive Officers and members of the Board of Directors from selling any Company stock within six months of a purchase. The Company has extended this prohibition to all employees. The receipt of shares pursuant to the vesting of Cliff RPSU awards is not considered a purchase under the SEC’s rule.

•	Short sales (i.e., selling stock one does not own and then borrowing the shares to make delivery)

•	Buying or selling “puts” or “calls” (i.e., making commitments to buy or sell securities at a specified price for a fixed period of time)

CLEARANCE OF ALL TRADES BY DIRECTORS, OFFICERS AND OTHER KEY PERSONNEL

All transactions in Company stock (purchases, sales, transfers, etc.) by members of the Board of Directors, Officers (any employee who is a Vice President or above), and personnel in the Finance, Legal and Human Resources departments must be pre-cleared by the Corporate Counsel. If you contemplate a transaction, please provide a written request via e-mail to the Corporate Counsel, specifying the number of shares that you wish to purchase or sell, before contacting Merrill Lynch or taking any other step to initiate a transaction.

COMPLIANCE WITH SECTION 409A

To the extent applicable, the Plan shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986 and the Department of Treasury Regulations and other interpretive guidance issued hereunder (“Section 409A”). Notwithstanding any provision of the Plan to the contrary, it is intended that this Plan comply with Section 409A and all provision of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A . Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties.

In the event of any discrepancy between this Cliff RPSU Overview and either the Plan or the provision under which the Plan is administered by the Compensation Committee, the Plan and the determination of the Compensation Committee will govern, as applicable. This Overview is qualified in its entirety based on the determinations, interpretations and other decisions made within the sole discretion of the Compensation Committee.